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                              TERMINATION AGREEMENT

This writing will serve as a mutual agreement to terminate the Managing General Agency Agreement ("Agency Agreement") between Generali- U.S. Branch ("Generali") and Seibels Bruce & Company and Agency Specialty of Kentucky, Inc. (collectively "Seibels Bruce") pursuant to Article IX, Paragraph I of the Agency Agreement except as herein specified. Termination shall be effective on the date of execution noted below (the "Effective Date").

It is hereby agreed that, as of the Effective Date: (1) As verbally mutually agreed, Generali and Seibels Bruce will continue to write business pursuant to the terms of the Agency Agreement until February 1, 1998 unless the parties mutually agree to shorten such period- (2) Generali and Seibels Bruce will forward a joint letter to be agreed upon by both parties to all subproducers appointed pursuant to Article 1, Paragraph 7 of the Agency Agreement advising of the termination of the Agency Agreement- (3) As previously verbally mutually agreed, irrespective of the 180 day period referred to in Article LX, Paragraph I of the Agency Agreement, both parties may engage in the commercial lines business with other parties in the territories specified in Addendum #1 of the 1996 Agency Agreement immediately following the effective date (i.e. the parties may compete)- (4) Generali, or any managing agents appointed by it, shall be permitted to utilize some or all of the subproducers appointed pursuant to
Article 1, Paragraph 7 of the Agency Agreement and to write business with customers of such subproducers immediately following the effective date-, (5) Seibels Bruce shall be permitted to write business with other carriers or affiliates in the territories specified in Addendum 91 of the 1996 Agency Agreement immediately following the effective date; (6) Seibels Bruce will handle, to conclusion, the run-off of any administrative duties and final resolution of all open or subsequently reported claims on policies issued under the terms of the Agency Agreement in the manner specified in the Agency Agreement except as may be otherwise mutually agreed- (7) As of the Effective Date, Article X of the Agency Agreement ("Confidentiality") is eliminated.

IN WITNESS WHEREOF, GENERALI AND SEIBELS BRUCE HAVE EXECUTED THIS MUTUAL TERMINATION AGREEMENT.

            GENERALI - U.S. BRANCH        SEIBELS BRUCE & COMPANY

            BY:                           BY:

            DATE: Aug. 26, 1977           DATE: Aug. 27, 1997

            WITNESS:                      WITNESS:

            BY:                           BY:

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            DATE:        7/26/97          DATE: 8/27/97

Termination Agreement between Generali and Seibels Bruce (signature line continued)

                         AGENCY SPECIALTY OF KENTUCKY, INC.

                                     BY:

                                    DATE:

                                   WITNESS

                                    BY: @/

                                    DATE: